Exhibit 1.1

[   •   ] Shares

DynaVox Inc.

Class A Common Stock

PURCHASE AGREEMENT

[   •   ], 2010

PIPER JAFFRAY & CO.
JEFFERIES & COMPANY, INC.
As Representatives of the several

Underwriters named in Schedule I hereto
c/o Piper Jaffray & Co.
800 Nicollet Mall
Minneapolis, Minnesota  55402

Ladies and Gentlemen:

DynaVox Inc., a Delaware corporation (the “Company”), proposes to issue and to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [   •   ] shares (the “Firm Shares”) of Class A Common Stock, $0.01 par value per share (the “Common Stock”), of the Company.  The Company has also granted to the several Underwriters an option to purchase up to [   •   ] additional shares of Common Stock on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”).  The Firm Shares and any Option Shares purchased pursuant to this Purchase Agreement are herein collectively called the “Securities.”

In connection with the consummation of the offering contemplated by this agreement, all the classes of outstanding limited liability company interests in DynaVox Systems Holdings LLC, a Delaware limited liability company (“DynaVox LLC”), will be converted into a single new class of limited liability company interests (the “New Holdings Units”) and, upon the consummation of this offering, the Company will use the proceeds from this offering to (i) purchase [         ] New Holdings Units from DynaVox LLC and (ii) purchase [         ] New Holdings Units from the existing owners of DynaVox LLC.  As a result of the foregoing transactions, the Company will own a number of New Holdings Units equal to the number of shares of Common Stock the Company has issued in this offering. In connection with its acquisition of New Holdings Units, the Company will also become the sole managing member of DynaVox LLC. The transactions set forth in this paragraph are referred to collectively as the “Reorganization Transactions.”

The Company and DynaVox LLC hereby confirm their agreement with respect to the sale of the Securities to the several Underwriters, for whom Piper Jaffray & Co. (“Piper Jaffray”) and Jefferies & Company, Inc. (“Jefferies”) are acting as representatives (the “Representatives”).

1.             Registration Statement and Prospectus.  A registration statement on Form S-1 (File No. 333-164217) (the “initial registration statement”) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (“Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed; and, if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b) (the “additional registration statement”).  Copies of such registration statements and amendments and each related preliminary prospectus have been delivered to you.

The Company will prepare and file a prospectus pursuant to Rule 424(b) of the Rules and Regulations that discloses the information previously omitted from the prospectus in reliance upon Rule 430A (“Rule 430A Information”).  The term “Original Registration Statement” as of any time means the initial registration statement, in the form then filed with the Commission, as amended as of such time, all information contained in the additional registration statement (if any) and then deemed to be a part of the initial registration statement pursuant to the General Instructions of Form S-1 and all information (if any) included in a prospectus then deemed to be a part of the initial registration statement pursuant to Rule 430C of the Rules and Regulations or retroactively deemed to be a part of the initial registration statement pursuant to Rule 430A(b) of the Rules and Regulations.  The term “Rule 462(b) Registration Statement” as of any time means the additional registration statement in the form then filed with the Commission, including the contents of the Original Registration Statement incorporated by reference therein and including all information (if any) included in a prospectus then deemed to be a part of the additional registration statement pursuant to Rule 430C or retroactively deemed to be a part of the additional registration statement pursuant to Rule 430A(b).  The term “Registration Statement” as of any time means the Original Registration Statement and any Rule 462(b) Registration Statement as of such time.  For purposes of the foregoing definitions, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Registration Statement as of the time specified in Rule 430A.  For purposes of this Agreement, the term “Effective Time” with respect to the Original Registration Statement or the Rule 462(b) Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(b).  The term “Registration Statement” without reference to a time means the Registration Statement as of its Effective Time.  The term “Prospectus” means the prospectus filed with the Commission pursuant to Rule 424(b) that discloses the public offering price and other final terms of the Securities and the offering and otherwise satisfies Section 10(a) of the Act.  The term “Preliminary Prospectus” as of any time means any prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus that omits Rule 430A Information.  The term “most recent Preliminary Prospectus” means the Preliminary Prospectus included in the Original Registration Statement immediately prior to its Effective Time.  All references in this Agreement to (i) the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing, shall be deemed to include the copy filed with the Commission pursuant to its Next-Generation EDGAR System (“EDGAR”) and (ii) the Prospectus shall be deemed to include the “electronic Prospectus” provided for use in connection with the offering of the Offered Shares as contemplated by Section 4(n) of this Agreement.

2.             Representations and Warranties of the Company and DynaVox LLC.

(a)           The Company and DynaVox LLC, jointly and severally, represent and warrant to, and agree with, the several Underwriters as follows:

(i)            No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and the most recent Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, complied in all material respects with the requirements of the Act and the Rules and Regulations and, when considered together with the information set forth on Schedule III, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from the most recent Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(f).

(ii)           As of the time any part of each of the Original Registration Statement and, if applicable, the 462(b) Registration Statement (or any post-effective amendment thereto) became effective, upon the filing or first use within the meaning of the Rules and Regulations of the Prospectus (or any supplement to the Prospectus), at the time any further amendments to the Registration Statement become effective, the Registration Statement (as so amended) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations.  As of the time any part of each of the Original Registration Statement and, if applicable, the 462(b) Registration Statement (or any post-effective amendment thereto) became effective, upon the filing or first use within the meaning of the Rules and Regulations of the Prospectus (or any supplement to the Prospectus), at the time any further amendments to the Registration Statement become effective and at the First Closing Date and Second Closing Date, the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by the Representatives, or by any Underwriter through the Representatives, specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(f).  No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company’s or DynaVox LLC’s knowledge, threatened by the Commission.

(iii)          Upon the filing or first use within the meaning of the Rules and Regulations of the Prospectus (or any supplement to the Prospectus) and at the First Closing Date and Second Closing Date, the Prospectus (in each case, as so supplemented) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by the Representatives, or by any Underwriter through the Representatives, specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(f).

(iv)          Neither (A) the Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale and set forth on Schedule II, the information on Schedule III, and the most recent Preliminary Prospectus, all considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omit or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the most recent Preliminary Prospectus or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Representatives or by any Underwriter through the Representatives specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(f).  As used in this paragraph and elsewhere in this Agreement:

(1)           “Time of Sale” means [   :   ] [a/p].m. (Eastern time) on the date of this Agreement.

(2)           “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) of the Rules and Regulations because it contains a description of the Securities or of the offering that does not reflect the final terms thereof or pursuant to Rule 433(d)(8)(ii) because it is a “bona fide electronic roadshow,” as defined in Rule 433 of the Rules and Regulations which is made available without restriction, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

(3)           “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II to this Agreement.

(4)           “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

(v)           (A) Each Issuer Free Writing Prospectus did not, or will not, as of its issue date include any information that conflicted or will conflict with the information contained in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus and not superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(f).

(B)           At the time of filing the Registration Statement and at the date hereof, (i) the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations, including the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), and (ii) the Company was not and is not an “excluded issuer” as defined in Rule 164 of the Rules and Regulations.

(C)           Each Issuer Free Writing Prospectus satisfied, or will satisfy, as of its issue date all other conditions to use thereof as set forth in Rules 164 and 433 of the Rules and Regulations.

(vi)          The balance sheet of DynaVox Inc. included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus complies in all material respects with the requirements of the Act and presents fairly, in all material respects, the financial position of DynaVox Inc. as of the date indicated, in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The consolidated financial statements of DynaVox LLC and subsidiaries included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Act and present fairly, in all material respects, the financial position of DynaVox LLC and its subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified, in conformity with GAAP. The financial statement schedule of DynaVox LLC included in the Registration Statement complies in all material respects with the requirements of the Act and presents fairly in all material respects the information set forth therein. Deloitte & Touche LLP, which has expressed its opinions with respect to the financial statements filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(vii)         All non-GAAP financial information included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K of the Rules and Regulations; and there are no material off-balance sheet arrangements (as defined in Item 303(a)(4)(ii) of Regulation S-K of the Rules and Regulations) or, except as disclosed in the Time of Sale Disclosure Package and the Prospectus, any other relationships with unconsolidated entities or other persons, that may have a material current or, to the knowledge of the Company and DynaVox LLC, material future effect on the Company’s or DynaVox LLC’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses.

(viii)        As of the date hereof, the Company has no subsidiaries. (a) Each of the Company, DynaVox LLC and DynaVox Systems LLC, a Delaware limited liability company

(“DynaVox Systems”), has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of Delaware, and (b) each subsidiary of DynaVox LLC (other than DynaVox Systems) has been duly incorporated or formed and is validly existing as a corporation or other entity in good standing (to the extent such concept exists) under the laws of its jurisdiction of incorporation or formation, except with respect to this clause (b) only as would not reasonably be expected to have a material adverse effect upon the business, prospects, management, properties, operations, financial condition or results of operations of the Company, DynaVox LLC and its subsidiaries, taken as a whole (“Material Adverse Effect”). (x) Each of the Company, DynaVox LLC and DynaVox Systems has full corporate or limited liability company power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and Prospectus, and (y) each subsidiary of DynaVox LLC (other than DynaVox Systems) has full corporate or limited liability company power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and Prospectus except with respect to this clause (y) only as would not reasonably be expected to have a Material Adverse Effect.  Each of the Company, DynaVox LLC and its subsidiaries is duly qualified to do business as a foreign corporation or other entity in good standing (to the extent such concept exists) in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a Material Adverse Effect.

(ix)           Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, none of the Company, DynaVox LLC and its subsidiaries has incurred any liabilities or obligations, direct or contingent, material to the Company, DynaVox LLC and its subsidiaries, taken as a whole,  or entered into any transactions, material to the Company, DynaVox LLC and its subsidiaries, taken as a whole; except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and in the Prospectus none of the Company and  DynaVox LLC has declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and except as described in the Time of Sale Disclosure Package and in the Prospectus in connection with the Reorganization Transactions, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, DynaVox LLC or any of its subsidiaries, in each case material to the Company, DynaVox LLC and its subsidiaries, taken as a whole, or any material adverse change in the general affairs, financial condition, business, prospects, management, properties, operations or results of operations of the Company, DynaVox LLC and its subsidiaries, taken as a whole (“Material Adverse Change”) or any development which could reasonably be expected to result in any Material Adverse Change.

(x)            Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company or DynaVox LLC, threatened or contemplated, any action, suit or proceeding before or by any court or Governmental Authority (as defined below), or any arbitrator to which the Company, DynaVox

LLC or any of its subsidiaries is a party or which has as the subject thereof any officer or director of the Company, any employee benefit plan sponsored by the Company or any property or assets owned or leased by the Company, DynaVox LLC or any of its subsidiaries, which would, individually or in the aggregate, reasonably be expected to result in any Material Adverse Change, or would materially and adversely affect the ability of the Company and DynaVox LLC to perform their obligations under this Agreement or which are otherwise material in the context of the sale of the Securities.  There are no current or, to the knowledge of the Company and DynaVox LLC, pending, legal, governmental or regulatory actions, suits or proceedings to which the Company, DynaVox LLC or any of its subsidiaries is subject or which has as the subject thereof any officer or director of the Company, any employee plan sponsored by the Company or any property or assets owned or leased by the Company, that are required to be described in the Registration Statement, Time of Sale Disclosure Package and Prospectus by the Act or by the Rules and Regulations and that have not been so described.

(xi)           There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so described or filed.

(xii)          This Agreement has been duly authorized, executed and delivered by the Company and DynaVox LLC and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.  The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or DynaVox LLC pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, DynaVox LLC or any of its subsidiaries is a party or by which the Company, DynaVox LLC or any of its subsidiaries is bound or to which any of the property or assets of the Company, DynaVox LLC or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Company’s charter or by-laws or DynaVox LLC’s certificate of formation or operating agreement or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company, DynaVox LLC or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”).  No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or state securities or blue sky laws; and each of the Company and DynaVox LLC has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the Securities by the Company as contemplated by this Agreement.

(xiii)         As of the date hereof, the shares of Class B Common Stock, $0.01 par value per share, held by DynaVox LLC are the only issued and outstanding shares of capital stock of the Company, and such shares have been duly authorized and are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the holders thereof are not subject to personal liability by reason of being such holders; following the filing of the Company’s amended and restated certificate of incorporation, the form of which has been filed as an exhibit to the Registration Statement (the “Amended and Restated Certificate of Incorporation”), with the Secretary of State of the State of Delaware, the Securities will have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders, and the capital stock of the Company, including the Common Stock, will conform to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.  Except as otherwise disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s certificate of incorporation, by-laws or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound.  Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company (collectively “Registration Rights”), and any person to whom the Company has granted Registration Rights and who has the right to exercise such rights prior to the expiration of the Lock-Up Period (as defined below) has agreed not to exercise such rights until after expiration of the Lock-Up Period.  All of the issued and outstanding New Holdings Units of DynaVox LLC have been duly and validly authorized and issued. Except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, (x) the Company will own of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, the New Holdings Units to be issued to or purchased by the Company in connection with the Reorganization Transactions and (y) DynaVox LLC owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of capital stock or other equity interests of its subsidiaries, except, in each case, for security interests, claims, liens, proxies, equities or other encumbrances as would not reasonably be expected to have a Material Adverse Effect.  Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company, DynaVox LLC or any of its subsidiaries any shares of the capital stock or other equity interests of the Company or DynaVox LLC or, except as would not reasonably be expected to have a Material Adverse Effect, any of its subsidiaries.  DynaVox LLC has and, following the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the Company, will have the authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus under the caption “Capitalization.”  The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Time of Sale Disclosure Package and the Prospectus accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(xiv)        Except as would not reasonably be expected to have a Material Adverse Effect, the Company, DynaVox LLC and each of its subsidiaries holds, and is operating in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority (including, without limitation, the U.S. Food and Drug Administration) or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and, except as would not reasonably be expected to have a Material Adverse Effect, none of the Company, DynaVox LLC and its subsidiaries has received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and, except as would not reasonably be expected to have a Material Adverse Effect, the Company, DynaVox LLC and each of its subsidiaries is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(xv)         The Company, DynaVox LLC and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus and except such liens, claims, security interests, other encumbrances or defects as would not reasonably be expected to have a Material Adverse Effect.  The property held under lease by the Company, DynaVox LLC and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company, DynaVox LLC and its subsidiaries.

(xvi)        The Company, DynaVox LLC and each of its subsidiaries owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s, DynaVox LLC’s and it subsidiaries’ business as now conducted or as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus to be conducted, except as such failure to own, possess, or acquire such rights would not reasonably be expected to result in a Material Adverse Effect.  Furthermore, (A) to the knowledge of the Company and DynaVox LLC, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not reasonably be expected to result in a Material Adverse Effect; (B) there is no pending or, to the knowledge of the Company and DynaVox LLC, threatened, action, suit, proceeding or claim by others challenging the Company’s, DynaVox LLC’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company and DynaVox LLC are unaware of any facts which would form a reasonable basis for any such claim, except as would not reasonably be expected to result in a Material Adverse Effect; (C) the Intellectual Property owned by the Company, DynaVox LLC and its subsidiaries, and to the knowledge of the Company and DynaVox LLC, the Intellectual Property licensed to the Company, DynaVox LLC and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company and DynaVox LLC are unaware of any facts which would form a reasonable basis for any such claim, except as would not reasonably be expected to result in a Material Adverse Effect; (D) there is no pending or, to the knowledge of the Company and DynaVox LLC, threatened action, suit, proceeding or claim by others that the Company, DynaVox LLC or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, none of the Company, DynaVox LLC and its subsidiaries has received any written notice of such claim and the Company and DynaVox LLC are unaware of any other fact which would form a reasonable basis for any such claim, except as would not reasonably be expected to result in a Material Adverse Effect; and (E) to the knowledge of the Company and DynaVox LLC, no employee of the Company, DynaVox LLC or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, DynaVox LLC or any of its subsidiaries or actions undertaken by the employee while employed with the Company, DynaVox LLC or any of its subsidiaries, except as such violation would not reasonably be expected to result in a Material Adverse Effect.  The term “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property.

(xvii)       None of the Company, DynaVox LLC and DynaVox Systems is in violation of its respective charter, by-laws or other organizational documents.  Except as would not reasonably be expected to result in a Material Adverse Effect, no subsidiary of DynaVox LLC (other than DynaVox Systems) is in violation of its respective charter, by-laws or other organizational documents. Except as would not reasonably be expected to have a Material Adverse Effect, none of the Company, DynaVox LLC and its subsidiaries is in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company, DynaVox LLC or any of its subsidiaries is subject.

(xviii)      The Company, DynaVox LLC and its subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company, DynaVox LLC or any of its subsidiaries is contesting in good faith or except as would not reasonably be expected to have a Material Adverse Effect.  There is no pending dispute with any taxing authority relating to any of such returns, and the Company and DynaVox LLC have no knowledge of any material proposed liability for any tax to be imposed upon the properties or assets of the Company or DynaVox LLC for which there is not an adequate reserve reflected in the DynaVox LLC’s financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(xix)         The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company; provided, however, that, except as set forth on Schedule II, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, except in accordance with the provisions of Section 4(m) of this Agreement.

(xx)          The Securities have been approved for listing on the Nasdaq Global Market upon official notice of issuance and, on the date the Original Registration Statement became effective, the Company’s Registration Statement on Form 8-A or other applicable form under the Exchange Act became effective.

(xxi)         Other than the subsidiaries of the Company and DynaVox LLC listed in Exhibit 21 to the Registration Statement, the Company and DynaVox LLC, directly or indirectly, own no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity other than subsidiaries that in the aggregate would not be considered a “significant subsidiary” (as defined in Rule 405).

(xxii)        The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective, and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.  The Company’s board of directors has or prior to the closing date will have, subject to the exceptions, cure periods and the phase-in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(xxiii)       Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxiv)       The Company, DynaVox LLC and its subsidiaries carry, or are covered by, insurance from insurers with appropriately rated claims paying abilities in such amounts and covering such risks as the Company and DynaVox LLC believe to be adequate for the conduct of their business and the value of their properties and as is customary for companies engaged in similar businesses in similar industries.

(xxv)        Neither the Company nor DynaVox LLC is or, after giving effect to the offering and sale of the Securities, will be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(xxvi)       None of the Company, DynaVox LLC, its subsidiaries and their respective executive officers and directors and, to the knowledge of the Company and DynaVox LLC, none of their respective non-executive officers, supervisors, managers, agents, or employees, has violated, nor will its participation in the offering will violate each of the following laws:  (a) the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, (b) Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the  foregoing, or any orders or licenses issued thereunder or (c) the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(xxvii)      None of the Company, DynaVox LLC and its subsidiaries is, and to the knowledge of the Company and DynaVox LLC, no director, officer or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(xxviii)     To the knowledge of the Company and DynaVox LLC, no transaction has occurred between or among the Company, DynaVox LLC and its subsidiaries, on the one hand, and any of the Company’s or DynaVox LLC’s officers, directors or 5% stockholders or any affiliate or affiliates of any such officer, director or 5% stockholders that is required to be described that is not so described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.

(xxix)       Except as disclosed in the Time of Disclosure Package and the Prospectus, none of the Company, DynaVox LLC and its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property  that, to its knowledge, is contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination,  liability or claim would individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and the Company and DynaVox LLC are not aware of any pending investigation which could reasonably be expected to lead to such a claim.

(xxx)        Except as disclosed in the Time of Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, the Company, DynaVox LLC and each of its subsidiaries (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval.   Except as disclosed in the Time of Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, no action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the knowledge of the Company and DynaVox LLC, threatened against the Company, DynaVox LLC or any of its subsidiaries relating to Occupational Laws, and the Company and DynaVox LLC do not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(xxxi)       Except as would not reasonably be expected to have a Material Adverse Effect: (i) no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Employee Benefit Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (ii) neither the Company, DynaVox LLC nor any ERISA Affiliate has or had any liability or obligation in respect of (x) any employee benefit plan (within the meaning of Section 3(3) of ERISA) subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code, (y) any “multiemployer plan” as defined in Section 3(37) of ERISA or (z) any multiple employer plan for which the Company, DynaVox LLC or any ERISA Affiliate has incurred or could reasonably be expected to incur liability under Section 4063 or 4064 of ERISA, in each case and to the extent applicable, other than contributions to the applicable plan or premiums to the PBGC, in the ordinary course; (iii) no Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or any other applicable law; (iv) each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable laws, including but not limited to ERISA and the Code, and, to the knowledge of the Company and DynaVox LLC, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company, DynaVox LLC or any ERISA Affiliate to any tax, fine, lien, penalty or liability imposed by

ERISA, the Code or other applicable law (v) with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (A) if intended to qualify for special tax treatment, meets the requirements for such treatment, and (B) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefore have been established on the accounting statements of the Company, DynaVox LLC or its subsidiaries, as applicable; and (vi) the Company and DynaVox LLC do not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to the employees of the Company, DynaVox LLC or any of its subsidiaries.  As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, under which (A) any current or former employee, director or independent contractor of the Company, DynaVox LLC or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company, DynaVox LLC or any of its subsidiaries or (B) the Company, DynaVox LLC or any of its subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the Company’s controlled group as defined in Section 414(b), (c), (m) or (o) of the Code; and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to by the Company, DynaVox LLC or any of its subsidiaries that is not subject to the laws of the United States and which covers any employee working or residing outside of the United States.

(xxxii)         Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, none of the Company, DynaVox LLC and its subsidiaries has granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that affects the exclusive right of the Company, DynaVox LLC and its subsidiaries to develop, manufacture, produce, assemble, distribute, license, market or sell its products, except as would not reasonably be expected to have a Material Adverse Effect.

(xxxiii)        Except as described in or contemplated by the Time of Sale Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, no labor problem or dispute with the employees of the Company, DynaVox LLC or any of its subsidiaries exists or is threatened or imminent, and the Company and DynaVox LLC are not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers.

(xxxiv)        Except as described in or contemplated by the Time of Sale Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Time of Sale Disclosure Package and the Prospectus.

(xxxv)         Any third-party statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are based on or derived from sources that the Company and DynaVox LLC believe to be reliable and accurate in all material respects.

(b)           Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3.             Purchase, Sale and Delivery of Securities.

(a)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell [   •   ] Firm Shares to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.  The purchase price for each Firm Share shall be $[   •   ] per share.  In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule I.

The Firm Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at 9:00 a.m. Central time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.”  The Company shall deliver the Firm Shares through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(b)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares.  The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date”, respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised.  The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares.  No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

The Option Shares will be delivered by Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at 9:00 a.m., Central time, on the Second Closing Date.  The Company shall deliver the Option Shares through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(c)           It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company, on behalf of any Underwriter for the Securities to be purchased by such Underwriter.  Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder.  Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

4.             Covenants.  The Company and DynaVox LLC agree with the several Underwriters as follows:

(a)           The Company will notify you promptly of the time when the Original Registration Statement or any post-effective amendment to the Original Registration Statement has become effective or any supplement to the Prospectus  has been filed and of any request by the Commission for any amendment or supplement to the Original Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Rules and Regulations; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act and the Rule 462(b) Registration Statement has not yet been filed and become effective, the Company will prepare and file the Rule 462 Registration Statement with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) and the Act; the Company will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus that may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; and the Company will furnish the Representatives and counsel for the Underwriters a copy of any proposed amendment or supplement to the Registration Statement or Prospectus and will not file any amendment or supplement to the Registration Statement or Prospectus to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

(b)           The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, of the Rules and Regulations and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission.

(c)           (i) Within the time during which a prospectus (assuming the absence of Rule 172 of the Rules and Regulations) relating to the Securities is required to be delivered under the Act by any Underwriter or dealer (the “Prospectus Delivery Period”), the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus.  If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Time of Sale Disclosure Package) to comply with the Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(ii) If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the most recent Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(d)           The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

(e)           The Company will furnish, at its own expense or, at any time nine months or more after the date hereof, at the expense of the Underwriters, to the Underwriters and counsel for the Underwriters copies of the Registration Statement (three of which will be signed and will include all consents and exhibits filed therewith), and to the Underwriters and any dealer each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(f)            The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Original Registration Statement (or if later the Rule 462(b) Registration Statement) that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(g)           The Company and DynaVox LLC, jointly and severally, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, covenant and agree to pay or cause to be paid  (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees and fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the Securities, (F) listing fees, if any, (G) the cost and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with marketing of the Securities and (H) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein.  Except as provided in this Section 4(g), the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.  If the sale of the Securities provided for herein is not consummated by reason of action by the Company pursuant to Section 9(a) hereof which prevents this Agreement from becoming effective, if this Agreement is terminated by the Representatives pursuant to Section 9 hereof or if the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company or DynaVox LLC to perform any agreement on its or their part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company or DynaVox LLC is not fulfilled, the Company and DynaVox LLC will reimburse the several Underwriters for all out-of-pocket disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.

(h)           The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

(i)            The Company will not, without the prior written consent of Piper Jaffray and Jefferies, from the date of execution of this Agreement and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided that, the foregoing restrictions shall not apply to (i) the Common Stock to be sold by the Company hereunder, (ii) shares or other securities issuable pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or as described or contemplated in the Prospectus and (iii) the issuance of shares in connection with the acquisition of, or a joint venture with, another company if both (A) each recipient of such securities shall have executed and delivered to the Representatives an agreement substantially in the form of Exhibit A hereto and (B) the aggregate number of shares issued in such transactions, taken together, does not exceed 5% of the aggregate number of shares of Common Stock of the Company outstanding immediately following the offering contemplated hereby (assuming all New Holdings Units then outstanding are redeemed or exchanged for newly issued shares of Common Stock of the Company on a one-for-one basis).  The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.  If (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Piper Jaffray and Jefferies, waive, in writing, such extension.  The Company will provide the Representatives, the other Underwriters and each shareholder subject to the Lock-Up Agreement (as defined below) with prior notice of any such announcement that gives rise to the extension of the Lock-Up Period.

(j)            The Company has caused to be delivered to you prior to the date of this Agreement a letter, in the form of Exhibit A hereto (the “Lock-Up Agreement”), from each of the persons set forth on Schedule IV.  The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(k)           The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K of the Rules and Regulations which have not been so disclosed in the Registration Statement.

(l)            The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(m)          The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Rules and Regulations, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, and has complied and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 of the Rules and Regulations to avoid a requirement to file with the Commission any electronic roadshow.

(n)           The Company shall cause to be prepared and delivered, at its expense, within two business days from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Securities.  As used herein, the term “electronic Prospectus” means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Offered Shares; (ii) it shall disclose the same information as the paper Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time).

5.             Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company and DynaVox LLC contained herein, to the performance by the Company and DynaVox LLC of their respective obligations hereunder and to the following additional conditions:

(a)           The Registration Statement shall have become effective not later than [5:00] p.m., Central time, on the date of this Agreement, or such later time and date as you, as Representatives of the several Underwriters, shall approve and all filings required by Rules 424, 430A and 433 of the Rules and Regulations shall have been timely made (without reliance on Rule 424(b)(8) or Rule 164(b) of the Rules and Regulations); no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus  shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with.

(b)           The Registration Statement or any amendment thereof or supplement thereto shall not contain an untrue statement of a material fact or omit to state a material fact which is required to be stated therein or necessary to make the statements therein not misleading, and the Time of Sale Disclosure Package and the Prospectus (as then supplemented) shall not contain an untrue statement of material fact or omit to state a material fact which is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)           Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and the Prospectus, none of the Company, DynaVox LLC and its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, material to the Company, DynaVox LLC and its subsidiaries, taken as a whole, or entered into any transactions, material to the Company, DynaVox LLC and its subsidiaries, taken as a whole; except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and the Prospectus, none of the Company and DynaVox LLC shall have declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and the Prospectus, there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, DynaVox LLC or any of its subsidiaries, in each case material to the Company, DynaVox LLC and its subsidiaries, taken as a whole, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in the judgment of the Representatives, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(d)           On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion and letter of Simpson Thacher & Bartlett LLP, counsel for the Company, dated such Closing Date and addressed to you in substantially the forms attached hereto as Exhibits B-1 and B-2.

(e)           On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Sonnenschein Nath & Rosenthal LLP, regulatory counsel for the Company, dated such Closing Date and addressed to you in substantially the form attached hereto as Exhibit C.

(f)            On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions from Cahill Gordon & Reindel LLP, counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect to such matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(g)           On the date hereof and on each Closing Date you, as Representatives of the several Underwriters, shall have received a letter of Deloitte & Touche LLP dated such date and addressed to you, confirming that it is an independent registered public accounting firm within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than three days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

(h)           On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i)            The representations and warranties of the Company and DynaVox LLC in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company and DynaVox LLC have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to such Closing Date; and

(ii)           No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus,  has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body.

(i)            The Underwriters shall have received all of the Lock-Up Agreements referenced in Section 4.

(j)            The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

(k)           FINRA shall have confirmed that it will raise no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(l)            The Securities to be delivered on such Closing Date will have been approved for listing on the Nasdaq Global Market, subject to official notice of issuance.

(m)          The Recapitalization (as defined in the Time of Sale Disclosure Package and the Prospectus) shall have been consummated as set forth in the Time of Sale Disclosure Package and in the Prospectus and the Amended and Restated Certificate of Incorporation shall have been filed with the Secretary of State of the State of Delaware.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters.  The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6.             Indemnification and Contribution.

(a)           The Company and DynaVox LLC agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430A Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus (other than an Issuer Free Writing Prospectus used by any Underwriter in violation of its covenant in Section 4(m)), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by the Representatives, or by any Underwriter through the Representatives, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(f).

(b)           Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and DynaVox LLC, the Company’s directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Representatives, or by such Underwriter through the Representatives, specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by the Representatives or any Underwriter consists of the information described as such in Section 6(f)), and will reimburse the Company, DynaVox LLC and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company, DynaVox LLC or any such director, officer, employee or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses); provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred  In any such proceeding, any indemnified party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representatives, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representatives shall have the right to employ a single counsel (in addition to local counsel) to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed, effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)           If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and DynaVox LLC on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and DynaVox LLC on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and DynaVox LLC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, DynaVox LLC or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, DynaVox LLC and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)           The obligations of the Company and DynaVox LLC under this Section 6 shall be in addition to any liability which the Company and DynaVox LLC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company or DynaVox LLC within the meaning of the Act.

(f)            The Underwriters severally confirm and the Company and DynaVox LLC acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth in the second, tenth and eleventh paragraphs under the caption “Underwriting” in the Time of Sale Disclosure Package and in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

7.             Representations and Agreements to Survive Delivery.  All representations, warranties, and agreements of the Company and DynaVox LLC herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters, the Company and DynaVox LLC contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons thereof, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder

8.             Substitution of Underwriters.

(a)           If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b)           If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate.  In the event of any such termination, the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 4(g) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, in the Time of Sale Disclosure Package, in the Prospectus or in any other documents, as well as any other arrangements, may be effected.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

9.             Termination.

(a)           You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company or DynaVox LLC shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading on the Nasdaq Stock Market shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the Nasdaq Stock Market by such Exchange or by order of the Commission or any other Governmental Authority, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g) and Section 6 hereof shall at all times be effective.

(b)           If you elect to terminate this Agreement as provided in this Section 9, the Company shall be notified promptly by you by telephone, confirmed by letter.

10.          Default by the Company.  If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter or, except as provided in Section 4(g) and Section 6 hereof, any non-defaulting party.

No action taken pursuant to this Section 10 shall relieve the Company from liability, if any, in respect of such default.

11.          Notices.  Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to the Representatives c/o Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address stated in the Underwriters’ Questionnaire furnished by such Underwriter in connection with this offering; if to the Company, shall be mailed or delivered to it at 2100 Wharton Street, Suite 400, Pittsburgh, PA 15203 Attention:  Chief Financial Officer; or in each case to such other address as the person to be notified may have requested in writing.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

13.          Absence of Fiduciary Relationship.  The Company and DynaVox LLC acknowledge and agree that: (a) the Representatives and the Underwriters have been retained solely to act as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company or DynaVox LLC and the Representatives or any Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives or any Underwriter has advised or are advising the Company or DynaVox LLC on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives, the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representatives, the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and DynaVox LLC and that the Representatives and the Underwriters have no obligation to disclose such interest and transactions to the Company or DynaVox LLC by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representatives and the Underwriters are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representatives and the other Underwriters, and not on behalf of the Company or DynaVox LLC; (e) it, he or she waives to the fullest extent permitted by law, any claims it may have against the Representatives and the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representatives and the Underwriters shall have no liability (whether direct or indirect) to the Company or DynaVox LLC in respect of such a fiduciary duty claim on behalf of or in right of DynaVox LLC or the Company, including stockholders, employees or creditors of the Company.

14.          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15.          Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

16.          General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

17.          Authority of Piper Jaffray & Co. and Jeffries & Company, Inc.  Any action by the Underwriters hereunder may be taken by Piper Jaffray and Jeffries on behalf of the Underwriters, and any such action taken by Piper Jaffray and Jeffries shall be binding upon the Underwriters.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement among the Company, DynaVox LLC and the several Underwriters in accordance with its terms.

Very truly yours,

DynaVox Inc.

By
Name:
Title:

DynaVox Systems Holdings, LLC

By
Name:
Title:

Confirmed as of the date first
above mentioned, on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.

PIPER JAFFRAY & CO.

By
Managing Director

JEFFERIES & COMPANY, INC.

By
Managing Director